Exhibit 5.1

January 11, 2018

Liberty Oilfield Services Inc.

950 17th Street, Suite 2400

Denver, Colorado 80202

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel for Liberty Oilfield Services Inc., a Delaware corporation (the “Company”), in connection with the proposed offer and sale (the “Offering”) by the Company and the selling shareholder (the “Selling Shareholder”), pursuant to a prospectus forming a part of a Registration Statement on Form S-1, Registration No. 333-216050, originally filed with the Securities and Exchange Commission on February 14, 2017 (such Registration Statement, as amended at the effective date thereof, being referred to herein as the “Initial Registration Statement”), of up to 12,321,429 shares of Class A common stock, par value $0.01 per share, of the Company (the “Common Shares”). On the date hereof, the Company has filed a registration statement supplement to the Initial Registration Statement pursuant to Rule 462(b) under the Securities Act of 1933 (the “Rule 462(b) Registration Statement” and together with the Initial Registration Statement, the “Registration Statement”), that incorporates by reference the Initial Registration Statement, which was declared effective on January 11, 2018. The Rule 462(b) Registration Statement relates to the registration of the offer and sale of an additional 2,319,326 Common Shares (the “Additional Shares”).

Pursuant to the terms of a corporate reorganization (the “Reorganization”) that will be completed in connection with the Offering, the Selling Shareholder will contribute its interests in R/C IV Non-U.S. LOS Corp., a Delaware corporation, to the Company, and in connection therewith, Common Shares will be issued to the Selling Shareholder.

In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective, (ii) the Common Shares will be issued and sold in the manner described in the Registration Statement and the prospectus relating thereto, (iii) the Reorganization will have been consummated in the manner described in the Registration Statement and (iv) a definitive underwriting agreement, in the form filed as an exhibit to the Registration Statement, with respect to the sale of the Common Shares will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

In connection with the opinion expressed herein, we have examined, among other things, (i) the Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company, (ii) the records of corporate proceedings that have occurred prior to the date hereof with respect to the Offering, (iii) the Registration Statement and (iv) the form of underwriting agreement filed as an exhibit to the Registration Statement. We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinion expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.

Vinson & Elkins LLP Attorneys at Law Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Palo Alto Richmond Riyadh San Francisco Tokyo Washington	1001 Fannin Street, Suite 2500 Houston, TX 77002-6760 Tel +1.713.758.2222 Fax +1.713.758.2346 www.velaw.com

January 11, 2018 Page 2

Based upon the foregoing, we are of the opinion that:

(a)	with respect to the Additional Shares to be issued or sold by the Company, when the Additional Shares have been delivered in accordance with a definitive underwriting agreement approved by the Board of Directors of the Company and upon payment of the consideration provided for therein (not less than the par value of the Common Shares), such Common Shares will be duly authorized, validly issued, fully paid and nonassessable; and

(b)	with respect to the Additional Shares proposed to be sold by the Selling Shareholder, such Additional Shares have been or will be validly issued, fully paid and nonassessable.

The foregoing opinions are limited in all respects to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America, and we do not express any opinions as to the laws of any other jurisdiction.

We hereby consent to the statements with respect to us under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Vinson & Elkins L.L.P.